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                                                              EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of SPS Technologies, Inc. on Form S-3 (File No. 333-________) of our report dated February 4, 1997 on our audits of the consolidated financial statements of SPS Technologies, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the annual report on Form 10-K of SPS Technologies, Inc. for the year ended December 31, 1996.

         We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania  19103
January 14, 1998